--------------------------------------------------------------------------




                COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                  BETWEEN

                            JUST FOR FEET, INC.

                                    AND

                           SNEAKER GUARANTEE LLC

                                JULY 2, 1998




 --------------------------------------------------------------------------




                             TABLE OF CONTENTS

                                                                       Page

 ARTICLE I       GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . .  1
   Section 1.1   Defined Terms  . . . . . . . . . . . . . . . . . . . .  1
   Section 1.2   Other Definitional Provisions  . . . . . . . . . . . .  6

 ARTICLE II      SALE AND PURCHASE OF UNITS; PAYMENT
                 AND DELIVERIES; CLOSING  . . . . . . . . . . . . . . .  6
   Section 2.1   Sale and Purchase of Units . . . . . . . . . . . . . .  6
   Section 2.2   Payment and Deliveries . . . . . . . . . . . . . . . .  6
   Section 2.3   Closing  . . . . . . . . . . . . . . . . . . . . . . .  7

 ARTICLE III     REPRESENTATIONS AND WARRANTIES OF
                 THE COMPANY  . . . . . . . . . . . . . . . . . . . . .  7
   Section 3.1   Corporate Organization . . . . . . . . . . . . . . . .  7
   Section 3.2   Authorization; Validity  . . . . . . . . . . . . . . .  8
   Section 3.3   No Violation . . . . . . . . . . . . . . . . . . . . .  8
   Section 3.4   Consents . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 3.5   SEC Documents  . . . . . . . . . . . . . . . . . . . .  9
   Section 3.6   Liabilities  . . . . . . . . . . . . . . . . . . . . . 10
   Section 3.7   No Material Adverse Change . . . . . . . . . . . . . . 10
   Section 3.8   Capitalization . . . . . . . . . . . . . . . . . . . . 10
   Section 3.9   Registration Rights  . . . . . . . . . . . . . . . . . 11

 ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF
                 THE INVESTORS  . . . . . . . . . . . . . . . . . . . . 11
   Section 4.1   Organization . . . . . . . . . . . . . . . . . . . . . 11
   Section 4.2   Authorization; Validity  . . . . . . . . . . . . . . . 11
   Section 4.3   No Violation . . . . . . . . . . . . . . . . . . . . . 11
   Section 4.4   Consents . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 4.5   Investment Representations, Etc. . . . . . . . . . . . 12

 ARTICLE V       BOARD REPRESENTATION AND OTHER COVENANTS . . . . . . . 14
   Section 5.1   Board Designee . . . . . . . . . . . . . . . . . . . . 14
   Section 5.2   Observer and Monitoring Rights . . . . . . . . . . . . 15
   Section 5.3   Lock-Up  . . . . . . . . . . . . . . . . . . . . . . . 16

 ARTICLE VI      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . 17
   Section 6.1   Amendments; Assignment . . . . . . . . . . . . . . . . 17
   Section 6.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . 18
   Section 6.3   Waiver . . . . . . . . . . . . . . . . . . . . . . . . 18
   Section 6.4   Severability . . . . . . . . . . . . . . . . . . . . . 18
   Section 6.5   Parties  . . . . . . . . . . . . . . . . . . . . . . . 18
   Section 6.6   Entire Agreement . . . . . . . . . . . . . . . . . . . 18
   Section 6.7   Equitable Relief . . . . . . . . . . . . . . . . . . . 18
   Section 6.8   Governing Law  . . . . . . . . . . . . . . . . . . . . 19
   Section 6.9   Notices  . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 6.10  Section Titles . . . . . . . . . . . . . . . . . . . . 20
   Section 6.11  Number and Person  . . . . . . . . . . . . . . . . . . 20
   Section 6.12  Non-Compete  . . . . . . . . . . . . . . . . . . . . . 20
   Section 6.13  Counterparts . . . . . . . . . . . . . . . . . . . . . 21

                                  Exhibits


 Exhibit A - Form of Registration Rights Agreement
 Exhibit B - Form of Warrant


                COMMON STOCK AND WARRANT PURCHASE AGREEMENT


           THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of the 2nd day of July, 1998, between Just For Feet, Inc., a Delaware corporation (the "Company"), and Sneaker Guarantee LLC, a Delaware limited liability company (the "Investor"), and for purposes of Section 5.2 and Article VI only, Thomas H. Lee Company ("THL"), and, for purposes of Sections 5.1, 5.4, 6.1 through 6.11 and 6.13 only, Harold Ruttenberg.

           The Company desires to sell to the Investor, and the Investor desires to purchase from the Company, securities of the Company consisting of 926,355 units (the "Units"), each comprised of one share of Common Stock and one Warrant to purchase .99701626 of a share of Common Stock, upon the terms and subject to the conditions set forth herein.

         In consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I

                            GENERAL DEFINITIONS

         Section 1.1 Defined Terms. Capitalized terms, when used herein, shall have the following meanings (unless defined elsewhere in this Agreement):

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person. As used in this definition and in Section 5.1, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

         "Agreement" means this Common Stock and Warrant Purchase Agreement, as the same may be from time to time amended, modified or supplemented.

         "Board" means the Company's Board of Directors.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York.

         "Certificate of Formation" means the Certificate of Formation of the Investor filed by the Investor with the Secretary of State of the State of Delaware, as it may be amended from time to time.

         "Closing" means the consummation of the transaction contemplated in this Agreement.

         "Closing Date" means the date of this Agreement.

         "Common Shares" means, collectively, the Purchased Shares and the Warrant Shares.

         "Common Stock" means the Common Stock, par value $.0001 per share, of the Company.

         "Company" means Just For Feet, Inc., a Delaware corporation, and its successors.

         "Consents" has the meaning specified in Section 3.4 of this Agreement.

         "Contingent Payment Agreement" means the Contingent Payment Agreement to be dated as of the Closing Date, in substantially the form attached as Schedule I to the Sneaker Merger Agreement.

         "Employee Options" means those stock options that have been or may be issued, as determined by the Company's Board of Directors, to employees of the Company pursuant to the Company's stock option plans adopted by the Company's Board of Directors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Investor" has the meaning specified in the first paragraph of this Agreement.

         "Investor LLC Agreement" means the Limited Liability Company Agreement of the Investor dated the date hereof, as it may be amended from time to time.

         "JFF Merger Corp." means JFF Merger Corp., a Delaware corporation and, immediately prior to consummation of the merger provided for in the Sneaker Merger Agreement, a wholly owned subsidiary of the Company.

         "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

         "Majority Holders" has the meaning specified in Section 5.3 of this Agreement.

         "Material Adverse Effect" means a material adverse effect on the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

         "Member" means any Person who is a member of the Investor, including any Person who is admitted as such a member after the date hereof in accordance with the Investor LLC Agreement.

         "Merger" means the merger of Merger Sub with and into Sneaker pursuant to the Sneaker Merger Agreement.

         "Merger Sub" means JFF Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company.

         "Other Agreements" means the Warrants, the Registration Rights Agreement and all certificates and other instruments executed by or on behalf of the Company prior to or at the Closing and delivered to the Investors pursuant to this Agreement.

         "Permitted Holder" has the meaning specified in Section 5.3 of this Agreement.

         "Permitted Transaction" has the meaning specified in Section 5.3 of this Agreement.

         "Permitted Transaction Purchasers" has the meaning specified in
    Section 5.3 of this Agreement.

         "Permitted Transaction Seller" has the meaning specified in Section
    5.3 of this Agreement.

         "Permitted Transferees" has the meaning specified in Section 5.1 of this Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Preferred Stock" means the Preferred Stock, par value $.0001 per share, of the Company.

         "Purchase Price" has the meaning specified in Section 2.1 of this Agreement.

         "Purchased Shares" means the 926,355 shares of Common Stock included in the Units to be purchased by the Investors hereunder.

         "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Investor, substantially in the form of Exhibit A hereto, to be entered into at the Closing.

         "Ruttenberg" means Harold Ruttenberg.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" has the meaning specified in Section 3.5 of this Agreement.

         "Securities" means, collectively, the Warrants and the Common Shares, and any securities into which or for which such securities shall be changed, converted or exchanged.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sneaker" means Sneaker Stadium, Inc., a Delaware corporation.

         "Sneaker Merger Agreement" means the Agreement and Plan of Merger dated as of July 2, 1998 among the Company, Merger Sub and Sneaker.

         "Subsidiary" has the meaning specified in Rule 12b-2 under the Exchange Act.

         "THL" has the meaning specified in the first paragraph of this Agreement.

         "Units" has the meaning specified in the preambles of this Agreement.

         "Warrants" means the warrants included in the Units to be purchased by the Investor hereunder, to purchase an aggregate of 923,591 shares of Common Stock, substantially in the form of Exhibit B hereto, and any warrant or warrants issued in exchange or substitution therefor.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural form of the term defined. The words "hereof," "herein," and "hereunder" and words of like or similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement and all Exhibit references pertain to Exhibits to this Agreement, which are hereby incorporated herein for all purposes. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                 ARTICLE II

                        SALE AND PURCHASE OF UNITS;
                      PAYMENT AND DELIVERIES; CLOSING

         Section 2.1 Sale and Purchase of Units. Upon the terms set forth in this Agreement, and in reliance upon the representations and warranties contained herein, at the Closing, the Company will issue and sell to the Investor, and the Investor will purchase and accept from the Company, the Units for an aggregate consideration of twenty million dollars ($20,000,000) (the "Purchase Price"). The parties agree that (i) no services were rendered by the Investor (or by any Member or any Affiliate of the Investor or of any Member) to the Company, Sneaker or any of their Subsidiaries in connection with the purchase of the Units,(ii) the Purchase Price shall be allocated $15 million to the Purchased Shares and $5 million to the Warrants and (iii) they shall prepare and file all tax returns on a basis consistent with the foregoing and shall take no position inconsistent with the foregoing in any proceeding before any taxing authority or for any other tax purpose.

         Section 2.2 Payment and Deliveries. At the Closing (a) the Company is delivering to the Investor (i) a duly executed stock certificate, registered in the name of the Investor, representing the Purchased Shares, (ii) a duly executed Warrant, registered in the name of the Investor, representing the right to purchase 923,591 Warrant Shares, and (iii) the Other Agreements duly executed by the Company, and an opinion or opinions of counsel for the Company, and other documents, in the respective forms previously agreed between the Company and the Investor, against (b) the delivery by the Investor, to the Company of (i) the Purchase Price, by wire transfer(s) of immediately available funds in accordance with the Company's instructions, which instructions shall have been given in writing to the Investor no later than three (3) Business Days prior to the Closing and (ii) an opinion of counsel for the Investor, and a certificate executed by the Investor, in the respective forms previously agreed between the Company and the Investor.

         Section 2.3 Closing. The Closing is taking place on the date hereof concurrently with the execution and delivery of this Agreement.


                                 ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investor as follows:

         Section 3.1 Corporate Organization. (a) The Company and each of its Subsidiaries is a duly incorporated and validly existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization; (b) the Company and each of its Subsidiaries has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business; and (c) the Company and each of its Subsidiaries is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any term of its Certificate of Incorporation or of its Bylaws, each as currently in effect. The Company has previously delivered to the Investors true and correct copies of its Certificate of Incorporation and Bylaws as currently in effect and true and correct copies of forms of such documents as will be in effect at and as of the Closing (after consummation of the Reincorporation Merger).

         Section 3.2  Authorization; Validity.

              (a) The Company has the corporate power and authority to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Other Agreements, and has taken all necessary corporate action to authorize the execution, delivery and performance by the Company of, and consummation by the Company of the transactions contemplated by, this Agreement and the Other Agreements. This Agreement has been, and upon the execution and delivery by the Company of the Other Agreements such Other Agreements will be, duly and validly executed and delivered by the Company and constitutes or, in the case of the Other Agreements, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

              (b) The issuance, sale and delivery of the Securities in accordance with this Agreement or the Warrants, as applicable, have been duly authorized by all requisite corporate action on the part of the Company, and, when issued, sold and delivered in accordance with this Agreement or the Warrants, as applicable, will be duly and validly issued and, in the case of the Common Shares, fully paid and nonassessable, and such issuance, sale and delivery will not give rise to any preemptive rights on the part of any Person. When so issued, sold and delivered, the Securities will be free and clear of any and all Liens, claims or encumbrances imposed by action of the Company, except as provided in this Agreement.

         Section 3.3 No Violation. Neither the execution, delivery nor performance by the Company of this Agreement and the Other Agreements, nor compliance by the Company with the terms and provisions hereof and thereof, nor the consummation by it of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than pursuant to this Agreement upon any of the property or assets of the Company under the terms of any contractual obligation to which the Company is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (c) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws of the Company.

         Section 3.4 Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all governmental agencies, authorities or instrumentalities or any other Person ("Consents") required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Other Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been obtained or made and are in full force and effect, except for (i) governmental Consents contemplated by the Registration Rights Agreement in connection with any registration pursuant thereto of Securities under the Securities Act and
 (ii) such Consents the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.5 SEC Documents. The Company has timely filed each report, schedule, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1996 (such documents are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein.

         Section 3.6 Liabilities. All liabilities or obligations of the Company of any nature (whether accrued, absolute, contingent or otherwise) which were incurred after January 31, 1998 were incurred in the ordinary course of business, and individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

         Section 3.7 No Material Adverse Change. Except as disclosed in the SEC Documents filed prior to the date of this Agreement and furnished to the Investors, since January 31, 1998 the Company has not suffered or, to the Company's knowledge, been threatened with, any change having, or that would reasonably be expected to have, a Material Adverse Effect.

         Section 3.8 Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of June 29, 1998, there were outstanding (a) 30,171,921 shares of Common Stock, (b) Employee Options to purchase an aggregate of 3,790,711 shares of Common Stock, (c) non-employee director options to purchase 252,500 shares of Common Stock and (d) no shares of Preferred Stock. There are currently 6,181,250 shares of Common Stock reserved for issuance pursuant to the Company's Stock Option Plans. Except as described above in this Section 3.8 or as contemplated by this Agreement or the Other Agreements, and except for changes occurring after June 29, 1998 resulting from (x) the exercise of Employee Options outstanding on such date or (y) the grant of Employee Options in the ordinary course of business and the exercise of such Employee Options, as of the date hereof there are no outstanding (i) shares of capital stock or other securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options, rights, subscriptions, warrants, calls, unsatisfied preemptive rights, or other agreements to acquire or otherwise receive from the Company, and no obligation, commitment or arrangement of the Company to issue, transfer or sell, any capital stock or other securities of, or securities convertible into or exchangeable for capital stock or other securities of the Company.

         Section 3.9 Registration Rights. Except for the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as follows:

         Section 4.1 Organization. The Investor has been duly organized as a limited liability company, and is validly existing and in good standing, under the laws of the State of Delaware.

         Section 4.2  Authorization; Validity.

              (a) The Investor has the requisite limited liability company power and authority to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Other Agreements to which the Investor is a party. The execution, delivery and performance by the Investor of this Agreement and the Other Agreements to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by the Investor. This Agreement and the Other Agreements to which the Investor is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms.

         Section 4.3 No Violation. Neither the execution, delivery nor performance by the Investor of this Agreement and the Other Agreements to which the Investor is a party, nor compliance by the Investor with the terms and provisions hereof and thereof, nor the consummation by the Investor of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default would not reasonably be expected to materially impair the Investor's ability to consummate the transactions contemplated by this Agreement), the terms of any contractual obligation to which the Investor is a party or by which the Investor or any of the Investor's properties or assets are bound or to which the Investor may be subject, or (c) violate or conflict with any provision of the Certificate of Formation or the Investor LLC Agreement.

         Section 4.4 Consents. All Consents required to be obtained or made by the Investor in connection with the execution, delivery and performance by the Investor of, and the consummation by the Investor of the transactions contemplated by, this Agreement or the Other Agreements to which the Investor is a party have been obtained or made and are in full force and effect, except for (i) governmental Consents contemplated by the Registration Rights Agreement in connection with any registration pursuant thereto of Securities under the Securities Act and (ii) such Consents the failure of which to be obtained or made, would not, individually or in the aggregate, reasonably be expected to materially impair the Investor's ability to consummate the transactions contemplated by this Agreement.

         Section 4.5  Investment Representations, Etc.

              (a) Purchase for Investment. The Securities to be purchased by the Investor pursuant to this Agreement or upon exercise of the Warrants will be acquired for investment only and not with a view to any public distribution thereof in violation of any of the requirements of the Securities Act or the rules and regulations thereunder.

              (b) Securities Not Registered. The Investor understands that the Securities have not been registered under the Securities Act in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act.

              (c) Sophistication. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment in the Securities; and the Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Securities for an indefinite period of time, inasmuch as the Securities have not been, and may not in the foreseeable future be, registered under the Securities Act, and including the risk of the loss of the Investor's entire investment in the Securities).

              (d) Accredited Investor. The Investor is an "accredited investor" within the meaning of such term as defined in Rule 501(a)(8) of Regulation D of the SEC, 17 CFR section 230.501(a)(8).

              (e) Legends. The Investor understands and agrees that certificates representing the Securities will bear conspicuous legends in substantially the respective forms set forth below (in addition to any other legend required by law):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A COMMON STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF JULY 2, 1998 (THE "PURCHASE AGREEMENT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF JUST FOR FEET, INC.

 Notwithstanding the foregoing, the certificate(s) representing any Securities need not continue to bear the first of the foregoing legends (and the Company agrees to cause such legend to be removed from such certificate(s) at the request of the holder thereof) if (i) the sale or other transfer of such Securities referred to in such legend is in accordance with the provisions of Rule 144 promulgated under the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the effect that such Investor and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such Securities in a public sale without registration under the Securities Act. Notwithstanding the foregoing, from and after February 1, 2000 the certificate(s) representing any Securities need not continue to bear the second of the foregoing legends (and the Company agrees, from and after such date, to cause such legend to be removed from such certificate(s) at the request of the holder thereof) if Section 5.3 hereof, by its terms, is no longer applicable to such Securities.


                                  ARTICLE V

                  BOARD REPRESENTATION AND OTHER COVENANTS

         Section 5.1 Board Designee. By action of the Board, the Company shall elect to the Board, effective as of the Closing, a person designated by the Investor (an "Investor Designee"). The Investor Designee to be elected as of the Closing shall be Warren C. Smith, Jr. Until such time as
 (x) the Investor has disposed (directly, including through a disposition of the Warrants) of, in the aggregate, seventy-five percent (75%) or more of the Common Shares to Persons other than its Members or Affiliates, or any Person who or which was a stockholder or subordinated creditor of Sneaker immediately prior to the effectiveness of the Merger ("Permitted Transferees") or (y) THL, together with its Affiliates, ceases to own a majority of the member interests in the Investor and to control, directly or indirectly, the Investor, (a) the Company shall nominate and recommend to the Company's stockholders for election, and Ruttenberg shall vote or cause to be voted (or execute or cause to be executed written consents with respect to) all shares of capital stock of the Company held at the time by Ruttenberg or over which Ruttenberg possesses voting discretion in favor of the election, to the Board of an Investor Designee and (b) the Investor may require that an Investor Designee be removed and/or replaced by another Investor Designee, in which event (i) if stockholder action is necessary to effect such removal and/or replacement, the Company and Ruttenberg, respectively, shall take the actions referred to in clause (a) above in favor of such removal or replacement, as applicable, and (ii) in the case of such a replacement Investor Designee in connection with the death, resignation or removal of an existing Investor Designee, the Company, by action of its Board of Directors, shall cause such replacement Investor Designee to be elected to the Board to fill the vacancy caused by such death, resignation or removal. The Company's obligations set forth in the last sentence of this Section 5.1 with respect to the nomination, recommendation or election of a particular Investor Designee shall be subject to any fiduciary duty principles which may be applicable to the members of the Board in connection therewith.

         Section 5.2 Observer and Monitoring Rights. From and after the Closing and so long as the Investor or any Permitted Transferee holds any Securities or so long as any Member is a creditor of the Company or Sneaker or potentially entitled to payments pursuant to the Contingent Payment Agreement, if the Investor no longer has the right to designate a member of the Board pursuant to Section 5.1 hereof, the Company will (a) permit a representative designated by the Investor to attend all meetings of the Board to observe such meetings, (b) provide such representative with copies of all materials provided to members of the Board, at the same time as such notices or materials are provided to such members and (c) if requested by the Investor, cause knowledgeable officers of the Company to meet, not more frequently than quarterly, upon reasonable advance notice, with representatives of the Investor or THL to discuss the business, affairs, finances, accounts and prospects of the Company. The Company may require that any such representative designated pursuant to this Section 5.2 execute a confidentiality agreement in customary form and reasonably acceptable to such representative with respect to confidential information of the Company made available to such representative pursuant to this
 Section 5.2, which agreement shall include an acknowledgment of such representative that in such capacity such representative may obtain material non-public information concerning the Company, and, accordingly, will be subject to any applicable restrictions pursuant to Rule 10b-5 under the Exchange Act in connection with such representative's possession of such information. The Investor and THL each acknowledges that the provisions of this Section 5.2 shall not be construed to provide the Investor, any Member or any Affiliate thereof or THL with any right to participate in meetings of the Board or to exercise any control over the affairs of the Company or its Subsidiaries.

         Section 5.3 Lock-Up. Without the prior written consent of the Company, the Investor may not transfer or otherwise dispose of any Securities prior to January 31, 2000. After such date, the Investor may only transfer or otherwise dispose of Securities (including pursuant to the Registration Rights Agreement) in a transaction in which Securities are being transferred by Persons (which may include the Investor) holding a majority in interest of the then outstanding Securities (with respect to the Warrants, based on the number of Warrant Shares for which the Warrants are then exercisable) (the "Majority Holders"). Any such transaction is referred to herein as a "Permitted Transaction". Subject to any applicable restrictions set forth in the Registration Rights Agreement, upon notice from the Majority Holders of a proposed Permitted Transaction, each other Person which then holds Securities (a "Permitted Holder") shall be entitled to, and upon request by the Majority Holders will (and the Company may, by notice to the Majority Holders, require that the Majority Holders so request), transfer in such Permitted Transaction, on the same terms as those on which the Majority Holders are transferring Securities, the same portion of such Permitted Holder's Securities as the portion of the Securities then held by the Majority Holders being transferred in such Permitted Transaction ; provided, that if the purchaser(s) in such Permitted Transaction (the "Permitted Transaction Purchasers") desire to purchase less than all of the Securities to be sold in such Permitted Transaction in accordance with this Section 5.3, the number of Securities to be so sold shall be reduced to the number of such Securities to be purchased by the Permitted Transaction Purchasers, on a pro rata basis with respect to each Person selling Securities in such Permitted Transaction (each such Person, a "Permitted Transaction Seller"), based on the number of Securities then held by such Permitted Transaction Seller (with respect to any Warrants held by a Permitted Transaction Seller, based on the number of Warrant Shares for such Warrants are then exercisable) relative to the number of Securities then held by all Permitted Transaction Sellers. Notwithstanding the foregoing, the restrictions on transfer set forth in this Section 5.3 shall not apply to any (i) transfer or other disposition of Securities by the Investor to any Permitted Transferee (provided any such Permitted Transferee agrees in writing to be bound by the first sentence of this Section 5.3 to the extent applicable to the Investor and to the provisions of this Section 5.3 applicable to a Permitted Holder),
 (ii) any bona-fide pledge of, or grant of a security interest in, any Securities to any senior creditor of Sneaker as of immediately prior to the Closing, or any foreclosure upon, or sale or other disposition of, such Securities by such creditor or any assignee or transferee of the claim or interest of such creditor pursuant to any debt restructuring agreement, or any agent acting for any of the foregoing, or (iii) any sale of Securities after January 31, 2000 pursuant to a public offering or otherwise on a public trading market.


                                 ARTICLE VI

                               MISCELLANEOUS

         Section 6.1  Amendments; Assignment.

              (a) This Agreement may not be amended except by an instrument in writing signed by (i) the Company and the Investor, (ii) Ruttenberg, if such amendment affects Ruttenberg's obligations hereunder, and (iii) THL, if such amendment affects THL's obligations hereunder. The Company may not assign or transfer this Agreement or any rights hereunder. The Investor may, subject to the provisions of Section 5.3 hereof, assign, transfer or otherwise dispose of, at any time or times, any or all of the Securities and in connection therewith, transfer or assign, in whole or in part, the Investor's rights, title, interests, remedies, powers, and/or duties thereunder and under this Agreement and the Registration Rights Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Investor.

         Section 6.2 Expenses. Each party will bear its own legal and other expenses with respect to this Agreement and the transaction contemplated hereby.

         Section 6.3 Waiver. The failure of a party, at any time or times hereafter, to require strict performance of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement shall be deemed to have been waived, unless such waiver is set forth in an instrument in writing duly executed by the waiving party.

         Section 6.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 6.5 Parties. Subject to the provisions of Section 6.1 hereof, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, the Investor, Ruttenberg and THL.

         Section 6.6 Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and may not be modified or supplemented by any prior or contemporaneous oral understanding.

         Section 6.7 Equitable Relief. Each of the parties (including Ruttenberg and THL) recognizes that, in the event a party fails to perform, observe or discharge any of its obligations under this Agreement, any remedy of law may prove to be inadequate relief to the other party or parties, and, therefore, each of the parties agrees that such other party or parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         Section 6.9 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    If to the Investor, at:  Sneaker Guarantee LLC
                             c/o Thomas H. Lee Company
                             75 State Street
                             26th Floor
                             Boston, MA  02109
                             Attn: Warren C. Smith, Jr.
                             Telecopy:  (617) 227-3514

    with a copy to:          Skadden, Arps, Slate
                               Meagher & Flom LLP
                             One Beacon Street, 31st Floor
                             Boston, MA  02108
                             Attn: Louis A. Goodman, Esq.
                             Kent A. Coit, Esq.
                             Telecopy:  (617) 573-4822

    If to the Company, at:   Just For Feet, Inc.
                             7400 Cahaba Valley Road
                             Birmingham, AL  35242
                             Attn: Eric L. Tyra
                             Telecopy:  (205) 408-3170

    with a copy to:          Debevoise & Plimpton
                             875 Third Avenue
                             New York, NY  10022
                             Attn: Lawrence A. Cagney, Esq.
                             Telecopy:  (212) 909-6836

                                       and

                             Smith, Gambrell & Russell
                             1230 Peachtree Street, N.E.
                             Suite 3100
                             Atlanta, GA  30309
                             Attn: Jay Schwartz
                             Telecopy:  (404) 685-6932

    if to Ruttenberg, at:    Just For Feet, Inc.
                             7400 Cahaba Valley Road
                             Birmingham, AL  35242
                             Attn: Harold Ruttenberg
                             Telecopy:  (205) 408-3163

    with a copy to:          Smith, Gambrell & Russell
                             1230 Peachtree Street, N.E.
                             Suite 3100
                             Atlanta, GA  30309
                             Attn: Jay Schwartz
                             Telecopy:  (404) 685-6932

 or to such other address as any party shall specify by written notice so given, and any such notice hereunder shall be deemed to have been delivered as of the date received.

         Section 6.10 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         Section 6.11 Number and Person. Wherever the word, or words, the Company, Subsidiary, Investor, it, itself, or any other such descriptive words referring to the parties hereto are used, they shall be construed to apply to the singular or plural, as the case may be.

         Section 6.12 Non-Compete. THL agrees that from and after the Closing Date until the later of the time the Board no longer includes an Investor Designee or the expiration of the Investor's right to designate a representative pursuant to Section 5.2 hereof, THL will not, and will not allow any of its controlled Affiliates to, invest in any Person the principal business of which is branded athletic footwear retailing, except for investments resulting in ownership by THL and such Affiliates of less than 5% of the equity of any such Person and which involve no designee or representative of THL or any such Affiliate being an officer or director, or otherwise involved in the management, of such Person.

         Section 6.13 Counterparts. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement. A facsimile or photocopy of an executed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

                            Signature Page Follows




         IN WITNESS WHEREOF, this Common Stock and Warrant Purchase Agreement has been duly executed and delivered as of the day and year first written above.

                                    JUST FOR FEET, INC.



                                    By: /s/ Eric L. Tyra
                                       ----------------------------------
                                       Name:  Eric L. Tyra
                                       Title: Executive Vice President


                                    SNEAKER GUARANTEE LLC

                                    By: THOMAS H. LEE COMPANY as Manager


                                    By: /s/ Warren C. Smith, Jr.
                                       ----------------------------------
                                       Name:  Warren C. Smith, Jr.
                                       Title: Managing Director


                                    For purposes of Section 5.2 and
                                    Article VI only:

                                    THOMAS H. LEE COMPANY



                                    By: /s/ Warren C. Smith, Jr.
                                       ---------------------------------
                                       Name:  Warren C. Smith, Jr.
                                       Title: Managing Director


                                    For purposes of Sections 5.1, 5.4, 6.1
                                    through 6.11 and 6.13 only:


                                    /s/ Harold Ruttenberg
                                    ------------------------------------
                                        Harold Ruttenberg





                                                                  EXHIBIT A


                            FORM OF REGISTRATION
                              RIGHTS AGREEMENT



                                                                  EXHIBIT A



                       REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT dated as of July 2, 1998 (this "Agreement") by and among Just for Feet, Inc., a Delaware corporation (the "Company"), Harold Ruttenberg, solely for purposes of Section 4.6(b) hereof, Sneaker Guarantee LLC, a Delaware limited liability company ("SGL" and together with direct and indirect transferees of SGL in accordance with
 Section 1.3 hereof, the "Investors"), and Thomas H. Lee Company, solely in its capacity as Investors' Agent (as defined in Section 7.2 hereof).

           The Company and SGL have entered into a Common Stock and Warrant Purchase Agreement dated as of July 2, 1998 (the "Purchase Agreement") providing for the sale by the Company and the purchase by SGL of 926,355 units (the "Units"), each consisting of one share of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") and one warrant for the purchase of .99701626 of a share of Common Stock (the "Warrants"), upon the terms and subject to the conditions contained therein.
 Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

           The Company and SGL desire to provide for certain registration rights with respect to the Common Stock and Warrants being acquired by SGL pursuant to the Purchase Agreement and with respect to the shares of Common Stock purchasable upon exercise of the Warrants (together with any other securities issued in respect of or in exchange for such Common Stock or Warrants by way of distribution or in connection with a split or combination of Common Stock or Warrants, or a merger, consolidation or other reorganization or recapitalization, the "Registrable Securities").

           SGL is entering into this Agreement and makes the covenants of the Investors herein for and on behalf of itself and any other Investors.

           In consideration of the foregoing and the respective covenants and agreements set forth herein and in the Purchase Agreement, the parties hereby agree as follows.

           Section 1.  Exercisability of Registration Rights.

           1.1 Effectiveness of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof shall be effective on the date hereof, except as expressly set forth below.

           1.2 Duration of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof shall not be exercisable by the Investors if and to the extent that the Investors are restricted from transferring or disposing of the Registrable Securities under Section 5.3 of the Purchase Agreement. Registrable Securities shall cease to be such when: (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"), and such securities shall have been disposed of in accordance with such registration statement; (b) such securities shall have been distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act; or (c) such securities shall have ceased to be outstanding.

           1.3 Permitted Transferees; Exercise of Rights. Any Investor (including without limitation (x) Banque Nationale de Paris, for itself and as agent for itself and for Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and Merrill Lynch Debt Strategies Portfolio, together with its successors and assigns (the "Sneaker Lenders"), (y) direct and indirect transferees of the Sneaker Lenders and
 (z) other permitted direct or indirect transferees of SGL under the Purchase Agreement) may transfer the registration rights granted hereunder by transferring all or a portion of the Registrable Securities (subject to and in accordance with the terms and conditions of the Purchase Agreement) and sending a written notice thereof to the Company. The written notice shall comply with Section 7.6 hereof, be signed by both the transferor Investor and the transferee and include an executed counterpart of this Agreement pursuant to which the transferee: (a) shall become a party to this Agreement, (b) shall be deemed to be an Investor for all purposes hereunder and (c) shall be bound by all the provisions hereof applicable to the Investors. Except as set forth herein, the Investors may jointly exercise the registration rights granted hereunder in such manner and in such proportion as they shall agree among themselves.

           Section 2.  Registration on Request.

           2.1 Notice. Subject to the terms and conditions set forth herein, upon written notice by the Investors, executed and delivered for them and on their behalf only by the Investors' Agent, requesting that the Company effect the registration under the Securities Act of some or all of the Registrable Securities held by them, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its reasonable best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                (a) if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to Section 3 hereof, the Company shall not be required to effect a registration pursuant to this Section 2 until a period of 120 days shall have elapsed from the effective date of the most recent such previous registration;

                (b) if, upon receipt of a registration request pursuant to this Section 2, the Company is advised in writing (with a copy to the Investors) by the underwriter or proposed underwriter for a contemplated Company Offering (as defined below) that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities (other than in connection with employee benefit and similar plans) by the Company (a "Company Offering") that had been contemplated by the Company prior to the date of the aforesaid written notice from the Investors requesting registration, subject to Section 4.3(d) hereof, the Company shall not be required to effect a registration pursuant to this Section 2 until the earliest of (i) the later of (A) 120 days after the completion of such Company Offering or (B) the termination of any "black-out" or "lock-up" period required by the underwriters, if any, to be applicable to the Investors in connection with such Company Offering, (ii) 30 days after abandonment of such Company Offering or (iii) four months after the date of the aforesaid written notice from the Investors requesting registration;

                (c) if the Investors are advised in writing by the managing underwriter of the offering that the number of Registrable Securities (treating the Warrants, for these purposes, on an as-exercised basis) offered by the Investors in a registration under this Section 2 is greater than the number of securities which can be offered without adversely affecting the offering, the Investors agree to reduce pro rata the number of Registrable Securities offered for the account of the Investors to a number deemed satisfactory by the managing underwriter;

                (d) if, within 15 days after the date of the aforesaid written notice from the Investors requesting registration under this
 Section 2.1, the Company determines in good faith, and delivers written notice to the Investors (and the Investors acknowledge that any notice given by the Company to the Investors pursuant to this Section 2.1(d) shall constitute material, nonpublic information), that the filing of a registration statement would require the disclosure of material information, which disclosure would have a significant adverse impact on the (i) Company's business, (ii) a contemplated financing, strategic or other material transaction involving the Company or (iii) any bona fide negotiation as to such a contemplated transaction which was in process prior to, and is ongoing at, the date of the written notice to the Investors pursuant to this Section 2.1(d), subject to Section 4.3(d) hereof, the Company shall not be required to effect a registration pursuant to this Section 2 until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or would no longer have the impact described above or (y) 90 days after the Company makes such good faith determination;

                (e) the Company shall not be required to effect a registration pursuant to this Section 2 if the U.S. Securities and Exchange Commission ("SEC"), applicable law or regulation or the managing underwriter of the offering requires the Company to include in the registration statement financial statements audited as of any date other than the end of its fiscal year;

                (f) the Company shall not be required to register any Registrable Securities under this Section 2 unless (i) the proposed approximate aggregate offering price of the Registrable Securities to be registered shall be at least $10,000,000 or (ii) if any of the Registrable Securities are being offered for the account of the Sneaker Lenders, the Registrable Securities proposed to be offered constitute at least 1% of the Common Stock outstanding at the time registration is requested under this
 Section 2.1;

                (g) prior to the effectiveness of any registration statement effected pursuant to this Section 2, if the managing underwriter of the offering advises the Investors that it is inadvisable to proceed with the offering, the Investors shall have the right to cause the Company to withdraw any such registration and, if the Investors pay all Registration Expenses in connection with any such withdrawn registration, obtain one additional registration right for purposes of paragraph (i) of this Section 2.1;

                (h) the Investors shall be permitted to select the underwriters of any offering of Registrable Securities for which a registration is effected under this Section 2; subject to the consent of the Company, which shall not be unreasonably withheld; and

                (i) the Investors shall have the right to exercise registration rights pursuant to this Section 2: (i) once as to the Common Stock included in the Units and the Common Stock underlying the Warrants included in the Units; (ii) once (at any time after July 2, 1999) with respect to the Warrants included in the Units, the Common Stock underlying those Warrants or both; and (iii) once with respect to each withdrawn registration in accordance with paragraph (g) of this Section 2.1 and each Blackout Termination Right provided for by Section 4.3(b) hereof.

           2.2  Registration Expenses.

                (a) As used in this Agreement, "Registration Expenses" shall include all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel (United States and foreign) and accountants in connection with the registration of Registrable Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; and (v) the filing fees incident to securing any required review by the National Association of Securities Dealers ("NASD") of the terms of the sale of Registrable Securities to be disposed of.

                (b) Other than as provided for in Section 2.1(g) hereof, the Company (as between the Company and the Investors) will pay all Registration Expenses in connection with any registration pursuant to this
 Section 2, except that (i) the Company shall not bear underwriting discounts or commissions attributable to Registrable Securities or transfer taxes applicable to Registrable Securities and (ii) the Company shall be required to pay the fees and disbursements of one, but only one, firm of legal counsel retained by the Investors in connection with any such registration.

           2.3 Third Person Shares. The Company shall have the right to register equity securities (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) for sale for the account of any person in any registration of Registrable Securities requested pursuant to this Section 2; provided that the Company shall not have the right to register such securities to the extent that the Investors are advised in writing (with a copy to the Company) by the underwriter for the offering of Registrable Securities for which a registration is effected under this
 Section 2 that, in such firm's opinion, registration of such securities would adversely affect in a significant manner the offering and sale of Registrable Securities then contemplated by the Investors.

           Section 3.  Incidental Registration.

           3.1 Notice and Registration. If the Company proposes to register for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other person) any of its equity securities (the "Other Securities") on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will give prompt written notice to the Investors of its intention to do so, and upon the written request of the Investors, delivered to the Company for and on behalf of the Investors only by the Investors' Agent, within 20 Business Days (as defined below) after the giving of any such notice (which request shall specify Registrable Securities intended to be disposed of by the Investors and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Investors, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Securities so to be registered; provided that:

                (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Investors, and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2 hereof), without prejudice, however, to the rights (if any) of the Investors immediately to request that such registration be effected as a registration under Section 2 hereof;

                (b) the Company will not be required to effect any registration of Registrable Securities pursuant to this Section 3 if no securities of any other selling stockholder are to be included in such registration and the Company shall have been advised in writing (with a copy to the Investors) by a recognized independent investment banking firm selected by the Company and reasonably acceptable to the Investors that, in such firm's opinion, a registration at that time of any of the Registrable Securities proposed to be offered would adversely affect in a significant manner the proposed Company Offering;

                (c) if the Company shall have been advised in writing (with a copy to the Investors) by the managing underwriter of the offering of the Other Securities that the number of securities (treating the Warrants and other options, warrants or rights, as well as convertible and exchangeable securities, for these purposes, on an as-exercised, as-converted or as-exchanged basis) offered by the Investors and other selling stockholders, if any, in a registration under this Section 3 is greater than the number of securities which can be offered without adversely affecting the offering, (i) the Company may reduce pro rata the number of securities (including without limitation Registrable Securities) offered for the account of selling stockholders to a number deemed satisfactory by the managing underwriter and (ii) in the event that the Company so reduces the number of securities offered for the account of selling stockholders, the Investors agree to reduce pro rata the number of Registrable Securities offered for their account accordingly;

                (d) the Company may, in its sole discretion, delay any offering of Other Securities for which a registration is effected under this Section 3 by giving written notice of the delay to the Investors; provided, however, that if (i) the registration statement with respect to the offering is not yet effective and the delay extends for more than 30 days from the date of the written notice of delay under this Section 3.1(d) or (ii) the registration statement with respect to the offering has been declared effective by the SEC and the closing of the offering is delayed for at least 12 hours, the Investors may withdraw their Registrable Securities from the offering, and thereupon the Company shall be relieved of its obligation to register such Registrable Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2 hereof), without prejudice, however, to the rights (if any) of the Investors immediately to request that such registration be effected as a registration under Section 2 hereof;

                (e) the Company shall not be required to register any Registrable Securities under this Section 3 unless the approximate proposed aggregate offering price of the Registrable Securities to be registered shall be at least (i) $1,500,000 in the event that the Investors are the only selling stockholders for whom or which securities are being registered or (ii) $100,000 in the event that the Investors are not the only selling stockholders for whom or which securities are being registered; and

                (f) the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

 No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2. For purposes of this Agreement, "Business Day" means any day other than a Saturday, Sunday or a day on which the SEC is not open to receive filings.

           3.2 Registration Expenses. The Company (as between the Company and the Investors) will pay all Registration Expenses in connection with any registration pursuant to this Section 3, except that (a) the Company shall not bear underwriting discounts or commissions attributable to Registrable Securities or transfer taxes applicable to Registrable Securities and (b) the Company shall be required to pay the fees and disbursements of one, but only one, firm of legal counsel retained by the Investors in connection with any such registration.

           Section 4.  Registration Procedures.

           4.1 Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3 hereof, the Company will promptly as is practicable:

                (a) prepare, file with the SEC and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act with respect to the Registrable Securities to be offered;

                (b) furnish to the Investors copies of any such registration statement, any prospectus included therein and any amendment or supplement thereto (including all documents incorporated by reference therein prior to the effectiveness of such registration statement), which documents (other than documents incorporated by reference) will be subject to the review of the Investors for a period of at least five business days, and (i) with respect to a registration under Section 2 hereof, the Company shall not file with the SEC any such registration statement, prospectus, amendment or supplement to which any Investor with securities covered by the registration statement shall reasonably object within five business days of receipt thereof and (ii) with respect to a registration under
 Section 3 hereof, prior to filing with the SEC any such registration statement, prospectus, amendment or supplement, the Company will consider the reasonable objections of any Investor which are conveyed to the Company;

                (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors set forth in such registration statement or, in the case of registration statements not governed by Rule 415 under the Securities Act, the expiration of three months after such registration statement becomes effective, if earlier;

                (d) if any person becomes an Investor subsequent to the time that a registration statement governed by Rule 415 becomes effective, upon request by the new Investor or the Investors' Agent, add such Investor to the registration statement through a supplement to the prospectus included in the registration statement or, if required by applicable law, rule or regulation, a post-effective amendment to include such Investor as a selling securityholder in a distribution under such registration statement;

                (e) furnish to the Investors and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as the Investors or such underwriter may reasonably request;

                (f) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Investors, acting solely through the Investors' Agent, or any underwriter of such Registrable Securities shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                (g) (i) furnish to the Investors, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities and such other matters as the Investors may reasonably request, and (ii) if permitted by applicable accounting standards, use its reasonable efforts to furnish to the Investors, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein), and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Investors may reasonable request; and

                (h) (i) immediately notify the Investors at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at the request of the Investors, acting solely through the Investors' Agent, prepare and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Investors agree not to sell Registrable Securities registered under Section 2 or Section 3 hereof if they have been notified of the happening of an event under clause (i) of this Section 4.1(g) until the Investors have received such copies of the supplement or amendment as aforesaid and are further notified by the Company that the prospectus included in the registration statement, as then in effect, no longer includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the three-month time period set forth in paragraph (b) of this Section 4.1, if applicable, shall be extended for a number of days equal to the number of days the Investors are prohibited from selling such Registrable Securities under this Section 4(g).

 The Company may require the Investors to furnish to the Company such information regarding the Investors and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC or the NASD in connection with any registration.

           4.2  Underwriting.

                (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations, warranties, covenants and indemnities by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation indemnities and contribution substantially to the effect and to the extent provided in Section 6 hereof and the provision of an opinion of counsel and, if applicable, a "cold comfort" letter, in each case to the effect and to the extent provided in Section 4.1(f) hereof.
 The Investors on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Investors.

                (b) In the event that any registration pursuant to Section 3 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the Investors on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations, warranties, covenants and indemnities by such Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including without limitation indemnities and contribution substantially to the effect and to the extent provided in Section 6 hereof, provided that the amount of any indemnification provided by such Investors shall be limited to the net proceeds to such Investors from the offering under such registration. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Investors.

                (c) In the event that any registration shall involve an underwritten offering of Registrable Securities with an aggregate current market value (calculated based on the per share closing price of the Common Stock on the trading day immediately prior to the day on which notice of registration is given by the Investors under Section 2.1 or Section 3.1) equal to or in excess of $30,000,000, the Company will (i) market the Registrable Securities to be offered with the same diligence the Company would devote to the marketing of a primary registration of its securities and (ii) cause its management to participate in any efforts by the underwriters to market the Registrable Securities to be offered, if and as required by the underwriters.

           4.3 Blackout Periods. (a) Except as restricted below, at any time when a registration statement effected pursuant to Section 2 hereunder relating to Registrable Securities is effective, upon written notice from the Company to the Investors that either:

                          (i)  the Company has determined to engage in
      a Company Offering and has been advised in writing (with a copy to the Investors) by the underwriter or proposed underwriter of the Company Offering that, in such firm's opinion, the Investors' sale of Registrable Securities pursuant to the registration statement would adversely affect the Company's own immediately planned Company Offering (a "Transaction Blackout") or

                          (ii) the Company has determined in good
      faith, and delivers written notice to the Investors, that the Investors' sale of Registrable Securities pursuant to the registration statement would require disclosure of material information, which disclosure would have a significant adverse impact on (A) the Company's business, (B) a contemplated financing, strategic or other material transaction involving the Company or (C) any bona fide negotiation as to such a contemplated transaction which was in process prior to, and is ongoing at, the date of written notice to the Investors pursuant to this Section 4.3(a)(ii) (an "Information Blackout"), the Investors shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

                (A) (1) in the case of a Transaction Blackout, the earliest of (a) the later of (i) 120 days after the completion of such Company Offering, or (ii) the termination of any "black-out" or "lock-up" period required by the underwriters to be applicable to the Investors, if any, in connection with such Company Offering, (b) 30 days after abandonment of such Company Offering and (c) four months after the date of the Company's written notice of the Transaction Blackout or
           (2) in the case of an Information Blackout, the earlier of (a) the date upon which such material information is disclosed to the public or ceases to be material or would no longer have the impact described in Section 4.3(a)(ii) hereof and (b) 90 days after the Company makes such determination; and

                (B)  such time as the Company notifies the
           Investors that sales pursuant to such registration statement may be resumed;

 provided, that the Company may not impose a Transaction Blackout during any underwritten public offering and that the Company shall only be permitted to deliver one notice of a Transaction Blackout or Information Blackout within any 180-day period. For purposes of this Agreement, the number of days from a suspension of sales of the Investors under this Section 4.3(a) until the day when such sales may be resumed hereunder is called a "Sales Blackout Period."

                (b) Any delivery by the Company of notice of a Transaction Blackout or Information Blackout during the 90 days immediately following effectiveness of any registration statement effected pursuant to Section 2 hereof shall give the Investors the right, by notice to the Company within 20 Business Days after the end of the applicable Sales Blackout Period, to cancel such registration and obtain one additional registration right (a "Blackout Termination Right") for purposes of Section 2.1(i).

                (c) If there is a Transaction Blackout or an Information Blackout and the Investors do not exercise their cancellation right, if any, pursuant to paragraph (b) of this Section 4.3, or if such cancellation right is not available, the three-month time period set forth in Section 4.1(b), if applicable, shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

                (d) The Company only shall be permitted to delay registration of Registrable Securities pursuant to Section 2(b) or Section 2(d) hereof or impose a Sales Blackout Period pursuant to paragraph (a) of this Section 4.3 if, in the aggregate, the Company's exercise of such rights under Sections 2(b), 2(d) and 4.3 results in four months or less of delayed registrations or sales within any 365-day period.

           4.4 Public Trading. In connection with the registration of any offering of Registrable Securities under this Agreement, the Company agrees to use its reasonable best efforts to (a) effect the quotation or listing of such Registrable Securities through or on the Nasdaq National Market, any other market of The Nasdaq Stock Market or any securities exchange through or on which shares of the Common Stock are then quoted or listed or
 (b) otherwise facilitate the public trading of such Registrable Securities.

           4.5 Warrant Agreement. The Company covenants and agrees that on or prior to the closing of the first registered public offering of the Warrants, if reasonably necessary to facilitate such public offering, the Company will (a) enter into a Warrant Agreement with a warrant agent (the "Warrant Agreement") containing customary terms and conditions consistent with the terms of the Warrants with respect to the execution, registration, transfer, split-up and exchange of certificates representing the Warrants and, as appropriate, including other terms and conditions currently set forth in the Warrant and (b) exchange then outstanding certificates representing the Warrants for new certificates representing the Warrants issued in accordance with the Warrant Agreement.

           4.6 Lock-up. (a) If any registration of Registrable Securities under the Securities Act pursuant to Section 2 or Section 3 involves an underwritten offering, the Company agrees, if so required by the managing underwriter: (i) not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during a period commencing on the effective date of such registration and ending not more than 90 days thereafter, except (A) as part of and pursuant to such underwritten offering or (B) in connection with (1) a stock option plan, stock purchase plan, savings plan or similar plan or (2) an acquisition, merger or exchange offer; and (ii) to use its reasonable best efforts to cause its officers and directors other than Harold Ruttenberg to agree not to effect any sale or distribution (other than a private sale to a transferee who or which agrees to the same restrictions to which the transferor is subject) of any (x) equity securities of the Company owned or controlled by any of them or their respective family members or (y) securities convertible into or exchangeable or exercisable for any of such equity securities owned or controlled by any of them or their respective family members, in each such case during a period commencing on the effective date of such registration and ending not more than 90 days thereafter, except as part of and pursuant to such underwritten offering.

                (b) If any registration of Registrable Securities under the Securities Act pursuant to Section 2 or Section 3 involves an underwritten offering, Harold Ruttenberg agrees, if so required by the managing underwriter, not to effect any sale or distribution (other than a private sale to a transferee who or which agrees to the same restrictions to which the transferor is subject) of any equity securities of the Company owned or controlled by him or his respective family members or securities convertible into or exchangeable or exercisable for any of such equity securities owned or controlled by him or his respective family members during a period commencing on the effective date of such registration and ending not more than 90 days thereafter, except as part of and pursuant to such underwritten offering.

                (c) If (i) any registration of Registrable Securities under the Securities Act pursuant to Section 2 or Section 3 involves an underwritten offering, (ii) Harold Ruttenberg has executed and delivered an agreement with the Company relating to such registration as provided for in
 Section 4.6(b) hereof and (iii) each officer or director who owns or controls at least 50,000 shares of Common Stock (subject to adjustment for stock splits, stock combinations and the like) has executed and delivered an agreement with the Company relating to such registration as provided for in Section 4.6(a)(ii) hereof, the Investors agree, if so required by the managing underwriter, not to effect any sale or distribution (other than a private sale to a transferee who or which agrees to the same restrictions to which the transferor is subject) of any of their equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such equity securities during a period commencing on the effective date of such registration and ending not more than 90 days thereafter, except as part of and pursuant to such underwritten offering.

           Section 5.  Preparation; Reasonable Investigation.

           5.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Investors and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access after reasonable notice to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements and perform such other diligence as shall be necessary, in the opinion of the Investors and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

           Section 6.  Indemnification.

           6.1  Indemnification and Contribution.

                (a) In the event of any registration of any Registrable Securities hereunder, the Company agrees to indemnify and hold harmless the Investors, their respective directors, officers or partners (as applicable), each person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter and each person, if any, who controls any such Investor or any such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon
 (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, any amendment or supplement thereto or any document incorporated by reference therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such person for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investors expressly for inclusion in such registration statement, prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Investor, director, officer, partner or person and shall survive the transfer of such securities by any such Investor. The Company also agrees to provide for contribution substantially in accordance with the terms and provisions of Section 6.2 hereof.

                (b) In the event of any registration of any Registrable Securities hereunder, the Investors agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6.1) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investors to the Company expressly for inclusion in such registration statement, prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by any such Investors. The Investors will reimburse each such person for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any loss, claim, liability, action or proceeding for which indemnification is provided under this Section 6.1(b). The Investors also agree to provide for contribution substantially in accordance with the terms and provisions of Section 6.2 hereof.

                (c)  Notwithstanding the provisions of paragraphs (a) and
 (b) of this Section 6.1, no Investor shall be required to provide indemnification in any amount in excess of the net proceeds received by such Investor in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations to indemnify pursuant to Section 6.1(b) are several and not joint, and each Investor's obligation to indemnify is limited to its respective net proceeds from the offering. The term "person," as used in this Section 6.1 and elsewhere in this Agreement shall mean a natural person, corporation, partnership or other entity.

           6.2  Contribution.  If the indemnification provided for in
 Section 6.1 hereof is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 6.1 hereof in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to therein (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investors and the underwriters from the offering or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Investors and the underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same proportion, in the case of the Company and the Investors, as the total price paid to the Company and to the Investors, respectively, for the securities sold by them to the underwriters (net of underwriting commissions and discounts but before deducting expenses), and in the case of the underwriters, as the underwriting commissions or discounts received by them bears to the total of such amounts paid to the Company and to the Investors and received by the underwriters as underwriting commissions or discounts. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined solely by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.2, no Investor shall be required to contribute any amount in excess of the net proceeds received by such Investor in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations to contribute pursuant to this Section 6.2 are several and not joint, and each Investor's obligation to contribute is limited to its respective net proceeds from the offering.

           Section 7.  Miscellaneous.

           7.1 Legends; Stop Transfer Restriction. The Investors hereby acknowledge that each of the certificates representing Registrable Securities shall be subject to stop transfer instructions against the transfer of certificates legended in accordance with Section 4.3(b) of the Purchase Agreement. Such stop transfer instructions and legend shall be applicable to any disposition of Registrable Securities while transfer of such Registrable Securities is restricted by the Securities Act. The Company agrees that, upon receipt of a written request from the Investors, executed and delivered for them and on their behalf only by the Investors' Agent, addressed to the Company and its transfer agent and accompanied by an opinion of counsel reasonably acceptable to the Company to the effect that some or all of the Registrable Securities may lawfully be publicly offered and sold in the United States without registration under the Securities Act, the Company will, or will cause its transfer agent or warrant agent (if any) to, remove such legend from certificates representing such Registrable Securities, and will make inapplicable to such Registrable Securities such stop transfer instructions.

           7.2 Investors' Agent. Each of the Investors (including transferees which become Investors hereunder in accordance with Section 1.3 hereof) by its execution and delivery of this Agreement or the counterpart referenced in Section 1.3, designates and appoints Thomas H. Lee Company as such Investor's agent, attorney-in-fact and representative, with full power of substitution (in such capacity, the "Investors' Agent"), and in such capacity, Thomas H. Lee Company is hereby authorized and directed to take all such actions and exercise all such rights, power or authority (including, without limitation, the power and authority, on behalf of the Investors, to execute and deliver any certificate, notice or instructions hereunder), and make any decision or determination as are required, authorized or permitted by this Agreement to be performed, exercised or made by such Investor or by the Investors' Agent. Any such action taken or exercise of rights, power or authority, and any decision or determination made by the Investors' Agent consistent therewith, shall be absolutely and irrevocably binding on each Investor as if such Investor personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Investor's individual capacity.

                (a) Each of the Investors agrees that each party hereto may conclusively rely without further investigation on the instructions and decisions of the Investors' Agent acting in such capacity on behalf of any Investor and that, as between each Investor and each other party hereto, all actions of the Investors' Agent acting in such capacity shall be conclusive and binding on each Investor. Each Investor acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest, shall be irrevocable and, in the case of any Investor who is an individual, shall survive the death or incapacity of such Investor. The Investors' Agent shall not be liable to any Investor for the performance of any act or the failure to act under or in connection with this Agreement, and the Investors shall indemnify and hold harmless the Investors' Agent from any liability in connection with its acting as such, so long as it acted or failed to act in good faith in what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the Investors.

                (b) A successor to the Investors' Agent may be chosen by those persons holding at least a majority in interest of the Registrable Securities then outstanding, provided that notice thereof is given by the new Investors' Agent to the Company. Any such successor shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Investors' Agent and from and after such time, the term "Investors' Agent" as used herein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement.

                (c) The Investors' Agent shall be permitted to retain counsel, consultants and other advisors and shall be entitled to reimbursement from the Investors of its reasonable out-of-pocket expenses including without limitation the reasonable, documented fees and expenses incurred by the Investors' Agent for payment to, or in connection with, the retention of such counsel, consultants or other advisors.

                (d) The provisions of this Section 7.2 shall in no way impose any obligations on the Company. In particular, notwithstanding any notice received by the Company to the contrary (except any notice of the appointment of a successor Investors' Agent in accordance with Section 7.2(c) above, the Company (i) shall be fully protected in relying upon and shall be entitled to rely upon, actions, decisions and determinations of the Investors' Agent and (ii) shall be entitled to assume that all actions, decisions and determinations of the Investors' Agent are fully authorized by the Investors.

           7.3 No Inconsistent Agreements. The Company has not entered into, and shall not on or after the date of this Agreement enter into, any agreement with respect to its securities that compromises, negates or violates the rights expressly granted to the Investors under this Agreement.

           7.4 Governing Law. This agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof which may require application of the laws of a different jurisdiction.

           7.5 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

           7.6 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

      If to the Investors, at:      Thomas H. Lee Company
                                    75 State Street, 26th  Floor
                                    Boston, MA  02109
                                    Attn: Warren C. Smith, Jr.
                                    Telecopy:  (617) 227-3514

      with a copy to:               Skadden, Arps, Slate
                                      Meagher & Flom LLP
                                    One Beacon Street, 31st Floor
                                    Boston, MA  02108
                                    Attn: Louis A. Goodman, Esq.
                                          Kent A. Coit, Esq.
                                    Telecopy:  (617) 573-4822

      If to the Company, at:        Just For Feet, Inc.
                                    7400 Cahaba Valley Road
                                    Birmingham, AL  35242
                                    Attn: Eric L. Tyra
                                    Telecopy:  (205) 408-3170

      with a copy to:               Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, NY  10022
                                    Attn: Lawrence A. Cagney, Esq.
                                    Telecopy:  (212) 909-6836

                                    and

                                    Smith, Gambrell & Russell
                                    1230 Peachtree Street, N.E.
                                    Suite 3100
                                    Atlanta, GA  30309
                                    Attn: Jay Schwartz, Esq.
                                    Telecopy:  (404) 685-6932

      if to Harold Ruttenberg, at:  Just For Feet, Inc.
                                    7400 Cahaba Valley Road
                                    Birmingham, AL  35242
                                    Attn: Harold Ruttenberg
                                    Telecopy:  (205) 408-3163

      with a copy to:               Smith, Gambrell & Russell
                                    1230 Peachtree Street, N.E.
                                    Suite 3100
                                    Atlanta, GA  30309
                                    Attn: Jay Schwartz, Esq.
                                    Telecopy:  (404) 685-6932


 or to such other address as any party shall specify by written notice so given, and any such notice hereunder shall be deemed to have been delivered as of the date received.

           7.7 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by or on behalf of the parties hereto (with the Investors' Agent acting on behalf of the Investors), or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be, nor construed as, a further or continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

           7.8 Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or equity. These rights and remedies shall be cumulative, and the exercise of any right or remedy provided herein shall not preclude any party from exercising any other right or remedy provided herein. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it or any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           7.9 Headings and Interpretation. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereunder" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. References in this Agreement to Sections or Schedules shall be to Sections of or Schedules to this Agreement, unless otherwise indicated. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, (ii) words in the masculine gender include the feminine and neuter, and vice versa, and (iii) the use of "or" is intended to be inclusive.

           7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

           The parties hereto have caused this Agreement to be executed by their respective officers or partners thereunto duly authorized as of the date first above written.

                              JUST FOR FEET, INC.



                              By__________________________________________
                                Name:
                                Title:


                              ____________________________________________
                              Harold Ruttenberg
                              (solely for purposes of Section 4.6(b) hereof)

                              SNEAKER GUARANTEE LLC

                              By: THOMAS H. LEE COMPANY as Manager


                              By_________________________________________
                                Name:
                                Title:


                              INVESTORS' AGENT:
                              ----------------

                              THOMAS H. LEE COMPANY


                               By________________________________________
                                 Name:
                                 Title:






                                                                  EXHIBIT B


                              FORM OF WARRANT



 THIS WARRANT, AND THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") , OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO JUST FOR FEET, INC. OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO JUST FOR FEET, INC. TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

 THIS WARRANT, AND THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE, ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A COMMON STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF JULY 2, 1998 (THE "PURCHASE AGREEMENT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF JUST FOR FEET, INC.

                                  WARRANT

                                to Purchase

                                  923,591

                                   Shares

                                     of

                 Common Stock (par value $.0001 per share)

                                     of

                            JUST FOR FEET, INC.

                      Initial Price:  $21.59 per share

           This certifies that, for value received, SNEAKER GUARANTEE LLC ("Investor"), or its registered assigns (Investor or any such registered assigns, a "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JUST FOR FEET, INC., a Delaware corporation (the "Company"), at any time on or after the July 2, 1998 and before July 2, 2003 (the "Expiration Date"), an aggregate of 923,591 shares, as adjusted from time to time as hereinafter set forth (the "Warrant Number"), of fully paid and nonassessable shares of common stock, par value $.0001 per share ("Common Stock"), of the Company at a purchase price of $21.59 per share (as adjusted from time to time as hereinafter set forth, the "Warrant Price"). This Warrant is one of the Warrants referred to in the Common Stock and Warrant Purchase Agreement, dated as of July 2, 1998 (the "Execution Date"), by and among the Company, Investor and the other investors set forth on Exhibit A thereto (the "Purchase Agreement"). This Warrant and such other Warrants, and any warrant or warrants issued in exchange or substitution therefor, are sometimes referred to herein collectively as the "Warrants."

           Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

           Section 2. Exercise of Warrant. (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part (with respect to all or that portion of the shares of Common Stock subject to this Warrant as to which this Warrant has not previously been exercised), at any time on or after the Closing Date and before the Expiration Date, by presentation and surrender of this Warrant to the Company at the office or agency of the Company maintained for that purpose pursuant to Section 10 hereof (the "Warrant office or agency"), together with the Form of Subscription annexed hereto completed and duly executed and accompanied by payment to the Company, for the account of the Company, of the Warrant Price for the number of shares of Common Stock specified in such Form of Subscription. Except as provided below in Section 2(b), the Warrant Price for the number of shares of Common Stock specified in the Form of Subscription shall be payable in United States dollars by certified check or wire transfer of immediately available funds to an account designated by the Company for this purpose.

                (b) Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by appropriate designation in the Form of Subscription accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment of the aggregate Warrant Price required by Section 2(a) to be paid upon such exercise such number of the shares of Common Stock otherwise issuable to such Holder upon such exercise as shall be specified in such Form of Subscription, in which case an amount equal to the excess of the aggregate Average Market Price of such specified number of shares of Common Stock on the date of such exercise over the portion of the aggregate Warrant Price required by Section 2(a) to be paid upon such exercise which is attributable to such specified number of shares of Common Stock shall be deemed to have been paid to the Company and the number of shares of Common Stock issuable upon such exercise shall be reduced by such specified number.

                (c) Upon proper exercise of this Warrant as provided above, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. Upon any exercise of this Warrant for less than all of the shares of Common Stock then issuable as provided in this Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares so issuable. The Company shall pay all expenses, and any and all stamp or similar taxes that may be payable in connection with the preparation, issuance and delivery of stock certificates or any new Warrant(s) as provided herein, except that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of the Common Stock in a name other than that of Holder who shall have surrendered the same in exercise of the subscription right evidenced thereby, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company such tax or has established to the satisfaction of the Company that such tax has been paid.

                (d) All shares of Common Stock issued upon exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, and the issuance and delivery of such shares upon such exercise will not give rise to any preemptive rights on the part of any person or entity.

           Section 3. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights, such number of shares of duly authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Section 7(g) hereof, as shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company agrees that before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of Common Stock issuable upon exercise hereof, the Company will from time to time take all such action necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Warrant Price as so adjusted.

           Section 4. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay for any such fraction of a share in cash or by certified or official bank check at the Warrant Price.

           Section 5. Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

           Section 6. Rights of Holder. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company.

           Section 7. Antidilution Provisions. The Warrant Price and the Warrant Number shall be subject to adjustment from time to time as provided in this Section 7.

                (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Warrant Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced to a price determined by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective at the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so paid or made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made. For the purposes of this Section 7(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of Common Stock (as defined below) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Warrant Price in effect at the close of business on the date fixed for such determination shall be reduced to a price determined by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Average Market Price, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective at the opening of business on the day following the date fixed for such determination. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Warrant Price shall be readjusted to the Warrant Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made. For the purposes of this Section 7(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. As used herein the term "Average Market Price" of the Common Stock shall mean the average of the daily reported closing sales prices, regular way, per share of the Common Stock on The NASDAQ Stock Market ("NASDAQ") or, if the Common Stock is not principally traded on NASDAQ, such other market on which the Common Stock is listed or principally traded, for the 10 consecutive trading days prior to the date of determination. In the event that the Common Stock is not traded on any market or exchange the "Average Market Price" of the Common Stock shall mean the fair market value of the Common Stock as determined in good faith by the Company's Board of Directors (the "Board of Directors").

                (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Price in effect at the close of business on the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Warrant Price in effect at the close of business on the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective at the opening of business on the day following the date upon which such subdivision or combination becomes effective.

                (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 7(b) hereof, and (ii) any dividend or distribution referred to in Section 7(a) hereof), then either (at the option of the Company) (A) the Company shall elect to include Holder in such distribution (as of the record date for such distribution) as if Holder had exercised this Warrant for Common Stock immediately prior to such record date (such exercise assumed to be made at the Warrant Price in effect without regard to the adjustment provided in the following clause (B)), or (B) the Warrant Price shall be reduced to a price determined by multiplying the Warrant Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Average Market Price per share of Common Stock on the date fixed for such determination less the fair market value (as reasonably determined in good faith by the Board of Directors) on such date of the portion of the assets or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator shall be the Average Market Price of Common Stock on the date fixed for such determination, such adjustment to become effective at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made. If the Company makes an election under clause (A) of this Section 7(d) with respect to any such distribution payable on this Warrant (an "Elected Company Dividend"), the Company may in lieu of such distribution elect to pay to the Holder the fair market value (determined as provided above) of such Elected Company Dividend in cash (the "Cash Equivalent").

                (e) The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in Section 7(g) hereof) of Common Stock into securities other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" within the meaning of Section 7(d) hereof), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the date upon which such becomes subdivision effective" or "the date upon which such combination becomes effective," as the case may be, within the meaning of Section 7(c) hereof).

                (f) The Company may make such reductions in the Warrant Price, in addition to those required by Sections 7 (a), (b), (c), (d) and
 (e) hereof, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                (g) In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, the Holder shall have the right thereafter, during the period this Warrant shall be outstanding, to exercise this Warrant only for the kind and amount (if any) of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock which would have been purchasable if this Warrant had been exercised immediately prior to such consolidation, merger or transfer (and the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a new Warrant satisfactory in form and substance to Holder, providing for the foregoing). If the holders of the Common Stock may elect from choices the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this
 Section 7(g) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by Holder, which specification shall be made by Holder by the later of (i) 20 business days after Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or if no such information is required, 20 business days after the Company notifies Holder of all material facts concerning such specification and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If Holder fails to make any specification, Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other Person party to the merger or consolidation or, if no such holders exist, as specified by the Board of Directors in good faith. The new Warrant referred to above shall provide for adjustments which, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this Section 7 (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

                (h) Whenever there shall be any change in the Warrant Price hereunder, then there shall be an adjustment (to the nearest hundredth of a share) in the number of shares of Common Stock purchasable upon exercise of the Warrant, which adjustment shall become effective at the time such change in the Warrant Price becomes effective and shall be made by multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant immediately before such change in the Warrant Price by a fraction of which the numerator is the Warrant Price immediately before such change and the denominator is the Warrant Price immediately after such change.

                (i) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7 (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, any adjustment required by this Section 7 (i) shall be made prior to the Expiration Date.

                (j) In any case in which this Section 7 shall require that an adjustment shall become effective on the day following a record date for an event, the Company may defer until the occurrence of such event (i) issuing to Holder, if the Warrant is exercised after such record date and before the occurrence of such event, the additional Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon exercise by reason of the adjustment required by such event over and above Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon such exercise before giving effect to such adjustment and (ii) paying to Holder any amount in cash in lieu of a fractional share of Common Stock pursuant Section 4 above; provided, that, upon request of Holder, the Company shall deliver to Holder a due bill or other appropriate instrument evidencing Holder's right to receive such additional Common Stock and such cash, upon the occurrence of the event requiring such adjustment.

           Section 8. Notice of Adjustment of Warrant Price. Whenever the Warrant Price is adjusted as herein provided, the Company shall compute the adjusted Warrant Price in accordance with Section 7 and shall prepare a certificate signed by the Treasurer of the Company (or other responsible financial officer) setting forth the adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the Warrant office or agency of the Company and a copy delivered as soon as practicable to Holder at its last address as it shall appear upon the register provided for in Section 2 or as otherwise provided in Section 11.

           Section 9. Notice Regarding Dividend, Subscription Rights, Reclassifications, Dissolutions. In case:

                (a) the Company shall declare a dividend (or any other distribution) on Common Stock; or

                (b) the company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                (c) of any reclassification of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

 then the Company shall cause to be filed at its Warrant office or agency, and shall cause to be delivered to Holder at its last address as it shall appear upon the register provided for in Section 2, at least 30 days (or 15 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating
 (x) the date on which a record is to be taken for the purpose of such dividend, distribution or issuance of rights or warrants, or, if a record is not be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

           Section 10. Transfers; Maintenance of Office or Agency. (a) Except as otherwise provided in the Purchase Agreement, this Warrant and all rights hereunder are transferable, as to all or any of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the Warrant office or agency, together with the Form of Assignment attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred with respect to less than all of the shares of Common Stock for which this Warrant is then exercisable, the Company shall at the time of surrender of this Warrant for such transfer, issue to the transferee a Warrant covering the number of shares of Common Stock as to which this Warrant was transferred and to the transferor a Warrant covering the remaining shares of Common Stock for which this Warrant is exercisable.

                (b) The Company will maintain a Warrant office or agency in the Borough of Manhattan, The City of New York, where this Warrant may be presented or surrendered for split-up, combination, registration of transfer, or exchange, and where notices or demands to or upon the Company in respect of the Warrant may be served.

           Section 11. Notices. Notices under this Warrant by the Company to Investor and by Investor to the Company shall be provided in the manner, and to the respective addresses of the Company and Investor, set forth in the Purchase Agreement.

           Section 12. Registration Rights. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are the subject of a Registration Rights Agreement, dated as of the date hereof, by and among the Company, Investor and the other signatories thereto granting certain rights to require the registration under the Securities Act of 1933, as amended, of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

           Section 13. Purchase Agreement. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are subject to the terms and provisions of the Purchase Agreement including without limitation certain restrictions on transfer set forth in Section 5.3 thereof.

           Section 14. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

 Dated:    July 2, 1998                  JUST FOR FEET, INC.

             (Seal)
                                         By_____________________________________
                                           Name:
                                           Title:


 ATTEST:


 ________________________________
 Secretary



                            FORM OF SUBSCRIPTION

               [To be executed only upon exercise of Warrant]

 To:  JUST FOR FEET, INC.

 The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____(1)____ shares of Common Stock of JUST FOR FEET, INC., and herewith makes payment of the aggregate Warrant Price of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ______________, whose address is __________________.

 [Pursuant to Section 2(b) of the within Warrant, the undersigned registered holder of the within Warrant hereby instructs JUST FOR FEET, INC. to apply, in accordance with such Section 2(b), to the payment of the aggregate Warrant Price set forth above ___(2)___ shares of Common Stock for which this Warrant is being exercised, and acknowledges that the number of shares of Common Stock which will be issued to the undersigned pursuant to this exercise shall be reduced by such ____(2)____ shares.] (3)

 Dated: ___________________    ____________________________________________
                               (Signature must conform in all respects
                               to name of holder as specified on the
                               face of Warrant)

                               ____________________________________________
                                         (Street Address)

                               ____________________________________________
                                    (City) (State) (Zip Code)


 __________________________
 (1) Insert here the number of shares for which the Warrant is being exercised, without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

 (2) Insert number of shares of Common Stock to be applied to payment of the aggregate Warrant Price pursuant to Section 2(b).

 (3) To be included and completed in order to effect a "cashless" exercise pursuant to Section 2(b) of the Warrant.




                             FORM OF ASSIGNMENT

               [To be executed only upon transfer of Warrant]

 For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Warrant to purchase __________ shares of Common Stock of JUST FOR FEET, INC. to which such Warrant relates, and appoints __________________ Attorney to make such transfer on the books of JUST FOR FEET, INC. maintained for such purpose, with full power of substitution in the premises.


 Dated:                        __________________________________________
                               (Signature must conform in all respects
                               to name of holder as specified on the
                               face of Warrant)


                               __________________________________________
                                         (Street Address)

                               __________________________________________
                                    (City) (State) (Zip Code)


 Signed in the presence of:


 _____________________________